Exhibit 99.2
------------
                                                             CONTACT: Sam Duggan
                                                    Director, Investor Relations
                                                                  (314) 279-5920

                                                   Michele Katz/Connie Bienfait/
                                                                  Elric Martinez
                                                         Morgen-Walke Associates
                                                                Press: Lee Foley
                                                                  (212) 850-5600

                    MEMC ANNOUNCES THIRD QUARTER 1998 RESULTS

St. Peters, MO, October 26, 1998 -- MEMC Electronic Materials, Inc. (NYSE: WFR) today released financial results for the three and nine months ended September 30, 1998. MEMC reported net sales of $167.7 million for the 1998 third quarter, in line with anticipated net sales of $160 to $165 million as disclosed on September 15, 1998. In the year-ago period, net sales totaled $260.0 million.

The Company reported a net loss of $63.5 million, or $1.57 per share in the third quarter of 1998, compared to a net loss of $4.3 million, or $0.10 per share in the 1997 third quarter.

For the nine months ended September 30, 1998, the Company reported net sales of $605.1 million, and a net loss of $129.5 million, or $3.18 per share before after-tax restructuring charges of $110.5 million, or $2.72 per share. For the first nine months of 1997, the Company reported net sales of $728.1 million and a net loss totaling $3.3 million, or $0.08 per share.

Advanced large diameter and epitaxial products represented 50% of product volume for the 1998 third quarter compared to 40% in the year-ago period. The increase in this ratio is indicative of the Company's customers utilizing 8-inch facilities in preference to their smaller diameter facilities in order to obtain the lowest cost per device.

In the third quarter of 1998 gross margin was a negative 16.8%, compared to a positive 13.9% in the year-ago period. The decline in gross margin is primarily attributable to significant declines in volume and lower prices, only partially offset by an improved product mix. The Company noted that it believes that product volumes in the fourth quarter are likely to decline in comparison to the 1998 third quarter. However, based on currently available information, the Company believes the rate of decline is slowing.

"1998 has been a very difficult year for MEMC," commented Ludger H. Viefhues, Chief Executive Officer. "Overcapacity in the semiconductor industry has been exacerbated by weaker economic conditions in the Asia Pacific and Japanese markets. According to industry data, these conditions have resulted in sequential quarterly declines in product volume for the silicon wafer industry. This will be the first year since 1985 that silicon consumption will not increase year over year for the industry."

"Under these unprecedented market conditions, we have taken significant initiatives to reduce costs and "right-size" our manufacturing capacity," noted Mr. Viefhues. "At the same time, we have also sought to improve our financial position in order to have the appropriate level of capital to make key investments in research and development and capital expenditures and to fund operating losses."

Marketing and administration expenses totaled $16.3 million for the 1998 third quarter, compared to $17.1 million in the year-ago period. This represents the lowest quarterly marketing and administration expenses in three years.

Research and development costs totaled $20.6 million for the third quarter of 1998, compared to $17.2 million in the year-ago period. The increase in research and development is primarily due the Company's 12 inch (300 millimeter) wafer development program and depreciation expense associated with investments made in its pilot line in St. Peters, MO and integrated development line in Utsunomiya, Japan during 1997 and the first half of 1998.

Interest expense totaled $11.9 million for the 1998 third quarter compared to $5.3 million in the year-ago period. The increase in interest expense is primarily attributable to increased borrowings, and to a lesser extent the completion of projects for which interest costs could no longer be capitalized.

The Company noted that its effective tax rate was 22.7% for the first nine months of 1998 compared to 43% in the year-ago period, which was primarily attributable to the composition of worldwide taxable income, restructuring costs, non-deductible operating expenses in Malaysia and China, the establishment of a valuation allowance on certain deferred tax assets in Japan and certain foreign tax credit elections.

Equity in loss of joint ventures was $11.5 million in the third quarter of 1998, compared to $6.0 million in the year-ago period. The loss in the 1998 third quarter included a foreign currency loss on Korean won currency exposure at PHC, the Company's unconsolidated Korean joint venture, and a small foreign currency gain on New Taiwanese dollar exposure at Taisil, the Company's unconsolidated Taiwanese joint venture, that netted to a loss of $0.9 million. The loss in the third quarter of 1998 also included the write-off of $0.8 million of deferred tax assets at Taisil, which are not anticipated to be realized prior to the initiation of a tax holiday. Excluding the net foreign currency losses and the write-off, equity in loss of joint ventures would have been $9.8 million in the third quarter of 1998, reflecting lower volumes and prices at PHC and at Taisil.

MEMC is the second largest producer of silicon wafers in the world. The silicon wafer is the fundamental building block of semiconductors, which, in turn, are found in virtually all electronics applications, including computers, telecommunications equipment, automobiles, consumer electronics products, industrial automation and control systems, and analytical and defense systems. Headquartered in St. Peters, MO, MEMC operates manufacturing facilities directly or through joint ventures in Italy, Japan, Malaysia, South Korea, Taiwan and the United States. To learn more about MEMC visit its web site at www.memc.com

The matters discussed in this news release regarding the rate of decline in product volume and silicon consumption year-over-year for 1998 are forward-looking statements. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as demand for the Company's silicon wafers, demand for semiconductors generally, general economic conditions in the Asia Pacific region and Japan, competitors' actions and other risks described in the Company's filings with the Securities and Exchange Commission, including the registration statement on Form S-3 filed with the Securities and Exchange Commission on October 22, 1998. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

                              - tables to follow -

                MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Unaudited; Dollars in thousands, except share data)

                                                                 Three Months Ended                  Nine Months Ended
                                                                    September 30,                      September 30,
                                                                 1998           1997                 1998           1997
                                                                 ----           ----                 ----           ----
Net sales                                                     $  167,685      $  260,026         $  605,081     $  728,090
Cost of goods sold                                               195,780         223,856            613,220        633,019
                                                                 -------         -------            -------        -------
       Gross margin                                              (28,095)         36,170             (8,139)        95,071
Operating expenses:
     Marketing and administration                                 16,295          17,113             53,665         51,972
     Research and development                                     20,563          17,241             58,330         46,417
     Restructuring costs                                               -               -            139,454              -
                                                                 -------         -------            -------        -------
       Operating loss                                            (64,953)          1,816           (259,588)        (3,318)
                                                                 -------         -------            -------        -------
Nonoperating (income) expense:
     Interest expense                                             11,931           5,265             29,195          6,521
     Interest income                                                (293)           (265)            (1,172)        (1,048)
     Royalty income                                               (1,188)         (2,233)            (3,712)        (6,525)
     Other, net                                                      136            (755)             3,336         (7,296)
                                                                 -------         -------            -------         ------
       Total nonoperating (income) expense                        10,586           2,012             27,647         (8,348)
                                                                 -------         -------            -------         ------
       Earnings (loss) before income taxes, equity
         in loss of joint ventures and
         minority interests                                      (75,539)           (196)          (287,235)         5,030
Income taxes                                                     (17,642)            (85)           (65,136)         2,163
                                                                 -------         -------            -------        -------
       Earnings (loss) before equity in loss of joint
         ventures and minority interests                         (57,897)           (111)          (222,099)         2,867
Equity in loss of joint ventures                                 (11,454)         (6,033)           (26,845)        (9,477)
Minority interests                                                 5,807           1,883              9,007          3,325
                                                                --------         -------            -------         ------
       Net earnings (loss)                                    $  (63,544)     $   (4,261)        $ (239,937)      $ (3,285)
                                                                ========        ========           ========        =======

Basic earnings (loss) per share                               $    (1.57)     $    (0.10)        $    (5.90)      $  (0.08)
Diluted earnings (loss) per share                             $    (1.57)     $    (0.10)        $    (5.90)      $  (0.08)
                                                                   ======          ======             ======         ======

Weighted average shares used in computing basic
     earnings (loss) per share                                40,507,810      41,360,861         40,637,643      41,403,629
Weighted average shares used in computing diluted
     earnings (loss) per share                                40,507,810      41,360,861         40,637,643      41,403,629
                                                              ==========      ==========         ==========      ==========

                MEMC ELECTRONIC MATERIALS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)

                                                                               (Unaudited)
                                                                              September 30,         December 31,
                                                                                   1998                 1997
ASSETS
Current assets:
    Cash and cash equivalents                                                $    33,529           $   30,053
    Accounts receivable, less allowance for doubtful accounts of
      $2,367 and $3,473 in 1998 and 1997, respectively                           115,957              154,702
    Income taxes receivable                                                       18,255               14,382
    Inventories                                                                  123,183              141,447
    Deferred tax assets, net                                                      22,210               13,206
    Prepaid and other current assets                                              27,479               23,185
                                                                               ---------            ---------
       Total current assets                                                      340,613              376,975
Property, plant and equipment, net of accumulated depreciation of
    $531,642 and $465,384 in 1998 and 1997, respectively                       1,162,021            1,200,827
Investment in joint ventures                                                      80,315               95,307
Excess of cost over net assets acquired, net of accumulated amortization
    of $4,784 and $3,752 in 1998 and 1997, respectively                           48,740               49,772
Other assets                                                                     115,319               54,277
                                                                               ---------            ---------
       Total assets                                                           $1,747,008           $1,777,158
                                                                               =========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Short-term borrowings and current portion of long-term debt               $  102,486           $  122,476
    Accounts payable                                                              99,840              146,172
    Provision for restructuring costs                                             41,886                    -
    Accrued liabilities                                                           57,191               48,611
    Accrued wages and salaries                                                    21,113               21,267
                                                                               ---------            ---------
       Total current liabilities                                                 322,516              338,526
Long-term debt, less current portion                                             718,428              510,038
Pension and similar liabilities                                                   91,078               76,837
Customer deposits                                                                 62,260               67,141
Other liabilities                                                                 43,993               26,901
                                                                               ---------            ---------
       Total liabilities                                                       1,238,275            1,019,443
                                                                               ---------            ---------

Minority interests                                                                50,220               59,227
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 50,000,000 shares authorized, none
       issued or outstanding in 1998 or 1997                                           -                    -
   Common stock, $.01 par value, 200,000,000 shares authorized,
       41,436,421 and 41,440,369 issued and outstanding in 1998
       and 1997                                                                      414                  414
   Additional paid-in capital                                                    574,317              574,317
   Retained earnings (accumulated deficit)                                       (75,541)             164,396
   Accumulated other comprehensive loss                                          (23,392)             (38,887)
   Unearned restricted stock awards                                                 (265)                (424)
   Treasury stock, at cost: 929,205 and 36,205 shares in 1998 and
       1997, respectively                                                        (17,020)              (1,328)
                                                                               ---------            ---------
       Total stockholders' equity                                                458,513              698,488
                                                                               ---------            ---------
       Total liabilities and stockholders' equity                             $1,747,008           $1,777,158
                                                                               =========            =========
